EXHIBIT 99.1

The Joint Corp. Announces Preliminary Second Quarter 2016  Results

Reaffirms Full Year 2016 Revenue and Adjusted EBITDA Guidance; Reduces Full Year 2016 Net New Clinic Openings Guidance

Company to Host Conference Call Tomorrow, July 21, at 9:00 a.m. ET

SCOTTSDALE, Ariz., July 20, 2016 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, today announced that, for second quarter 2016, it expects revenue to be in the range of $4.8 million to $5.0 million, a net loss in the range of $(3.0) million to $(3.3) million, and Adjusted EBITDA loss to be in the range of $(1.8) million to $(2.0) million.

The financial information presented above is a preliminary estimate only, has not been reviewed by the Company's independent registered public accounting firm and is subject to change upon completion of the review of the Company’s financial statements as of and for the quarter ended June 30, 2016. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of June 30, 2016.

The Joint Corp. plans to report full financial results for the quarter ended June 30, 2016 on August 11, 2016.

“Although there have been changes in senior management at The Joint Corp, the board strongly believes in the new management. With the appointment of Peter Holt as acting CEO and the existing strong finance and accounting team, management is well positioned to execute on its strategy to grow both corporate and franchised clinics,” said Richard Kerley, lead director of The Joint Corp. board of directors.

“We remain confident in our strategy to grow our business and are committed to financial discipline. The investments we have made thus far have allowed the Joint Corp. to amass 61 corporate clinics (both greenfield and buybacks), re-acquire additional strategic regional developer licenses, and build an infrastructure to support operations, including putting the resources in place to support the management of corporate and franchised clinics,” said Peter D. Holt, acting chief executive officer of The Joint Corp.“ To offset the slower than anticipated gross sales ramp of some of the corporate greenfield clinics, the growth of corporate clinics has been scaled back in 2016, allowing us to preserve cash while we continue our focus on growing gross sales and streamlining operations across all 61 corporate owned/managed clinics.”

2016 Financial Guidance

Based on our current cash position and operating plan, our expectation is that we have sufficient cash to fund operations through to adjusted EBITDA profitability. For full year 2016, The Joint Corp. is reiterating guidance for total revenues and adjusted EBITDA and adjusting guidance for net new clinic openings, as set forth below:

  Total revenues will remain in the range of $19 million to $21 million.
  Adjusted EBITDA loss will remain in the range of $(8.9) million to $(8.2) million.
  Net new clinic openings in the range of 58 to 63, compared to the previously expected range of 68 to 72.
    The number of corporate clinics to be added in 2016 has been scaled back from an expectation of 16 to 20 to an expectation of 14. Those 14 were added during the first six months of 2016.
    The number of franchised clinics to be added in 2016 is expected to be 50 to 55, compared to the previously expected range of 58 to 60.

Conference Call

In connection with this release, The Joint Corp. will host a conference call at 9:00 a.m. ET tomorrow, July 21, 2016. The conference call will be accessible by dialing 844-464-3931 (toll-free) or 765-507-2604, and referencing 51712585. A live webcast of the conference call will also be available on the investor relations section of the company’s website at www.thejoint.com.  An audio replay will be available two hours after the conclusion of the call through July 28, 2016. The replay can be accessed by dialing (855) 859-2056 or (404) 537-3406. The passcode for the replay is 51712585.

Non-GAAP Financial Information

This release includes a preliminary estimate of Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is presented because it is an important measure used by management to assess financial performance, as management believes it provides a more transparent view of the Company’s underlying operating performance and operating trends. Our reconciliation of net loss to Adjusted EBITDA is discussed in the following sentence. We define Adjusted EBITDA as net income (loss) before net interest, taxes, depreciation and amortization expense, acquisition-related expenses, bargain purchase gain, and stock-based compensation expense.

Adjusted EBITDA does not represent and should not be considered an alternative to net income (loss), as determined by accounting principles generally accepted in the United States, or GAAP. While Adjusted EBITDA is a frequently used as measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the SEC.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements.  Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us.  These statements are not statements of historical fact.  Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC. Words such as "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors.  We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ:JYNT)

The Joint is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Our no-appointment policy and convenient hours and locations make care more accessible, and our affordable membership plans and packages eliminate the need for insurance. With 340+ clinics nationwide and more than 3 million patient visits annually, The Joint is an emerging growth company and key leader in the chiropractic profession. For more information, visit www.thejoint.com, follow us on Twitter @thejointchiro and find us on Facebook, You Tube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Florida, Illinois, Kansas, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, and Tennessee, The Joint and its franchisees provide management services to affiliated professional chiropractic practices.

Investor Contact:
Peter Vozzo
peter.vozzo@westwicke.com
443-213-0505

Media Contact:
Inna Lazarev
Public Relations Manager
inna.lazarev@thejoint.com